CONSENT OF HAROLD Y. SPECTOR
                               INDEPENDENT AUDITOR



I consent to the use of my report dated March 7, 2000, on the consolidated financial statements of Circle Group Internet, Inc. and subsidiaries, as of December 31, 1999 and 1998, included herein and to the reference made to me.

I consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of my name as it appears under the caption "Experts."



/s/ Harold Y. Spector
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Harold Y. Spector, CPA
Pasadena, California
June 2, 2000